Exhibit 21.1

List of Subsidiaries

Cepheid Europe SAS

Jurisdiction of organization: France

•	Cepheid HBDC (Wholly owned subsidiary of Cepheid Europe SAS)

Jurisdiction of organization: France

Cepheid AB

Jurisdiction of organization: Sweden

Cepheid SAS

Jurisdiction of organization: California, U.S.A.

Cepheid GK

Jurisdiction of organization: Japan

Cepheid GmbH

Jurisdiction of organization: Germany

Cepheid South Africa

Jurisdiction of organization: South Africa

Cepheid UK

Jurisdiction of organization: UK

Cepheid Benelux

Jurisdiction of organization: Belgium

Cepheid Holdings Pty Limited

Jurisdiction of organization: Australia

Cepheid Dubai

Jurisdiction of organization: Dubai

Cepheid Limited

Jurisdiction of organization: Hong Kong

•	Cepheid Commerce and Trade Co., Ltd. (A wholly owned subsidiary of Cepheid Limited)

Jurisdiction of organization: China

Cepheid Lodi, LLC

Jurisdiction of organization: California, U.S.A.

Cepheid Singapore Pte Limited

Jurisdiction of organization: Singapore

Cepheid S.r.l.

Jurisdiction of organization: Italy

Cepheid India Pvt Limited

Jurisdiction of organization: India

Cepheid Brasil Ltda

Jurisdiction of organization: Brazil